Exhibit 5.1

Tel Aviv | October 4, 2019

Cyren Ltd.

10 Ha-Menofim Street

Herzliya 4672561

Israel

Ladies and Gentlemen:

We have acted as counsel to Cyren Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale of an aggregate of 7,240,808 ordinary shares, NIS 0.15 par value per share of the Company (the “Ordinary Shares”), being offered by the Company, pursuant to a certain rights offering to the holders of the Company’s Ordinary Shares (the “Rights Offering Shares”).  The Rights Offering Shares are being issued pursuant to a registration statement on Form S-3 (Registration Statement No. 333-233316) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the prospectus dated August 16, 2019 (“Base Prospectus”), as well as the prospectus supplement dated October 4, 2019 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act. The Registration Statement, Base Prospectus and Prospectus Supplement, shall collectively be referred to as the “Prospectus”.

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Prospectus and the exhibits thereto, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

The Rights Offering Shares to be issued under the terms of the Rights Offering, have been duly authorized and, when delivered and paid for in accordance with the Rights Offering will be validly issued, fully paid, and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

               Very truly yours,

               /s/Yigal Arnon & Co.

               Yigal Arnon & Co.